LEASE AGREEMENT

THE STATE OF TEXAS
COUNTY OF HILL

This agreement of a lease made this 22nd day of February 2002 by and between the CITY OF HILLSBORO, TEXAS, hereinafter referred to as "Lessor," and L. B. FOSTER CORPORATION, hereinafter referred to as Lessee. In contemplation of the mutual consideration set forth herein the parties hereby agree as follows:

Lessor does by these presents lease and demise unto Lessee the real property described in "Exhibit A," attached hereto and incorporated by reference herein including all improvements situated thereon, for a term of ten (10) years, commencing upon the date of this lease, unless sooner terminated by virtue of the terms and provisions herein contained. This lease is made upon and subject to the following conditions and covenants, to-wit:

I. RENTAL

Rental for the above designated property, which Lessee agrees to pay to Lessor is as follows: The total lease amount is Seven Hundred Thousand and No/100 Dollars ($700,000.00). Rental shall be payable in one hundred nineteen (119) equal monthly installments of Five Thousand Eight Hundred Thirty-Three Dollars and 33/100 Dollars ($5833.33) each and one (1) final payment of Five Thousand Eight Hundred Thirty-Three Dollars and 73/100 Dollars ($5833.73) (1). The payments shall commence on the first day of the month after the date of this lease, continuing in a like amount on the first day of each month thereafter throughout the term of the lease. Lease payments received 10 calendar days or more past the due date will be assessed a late charge/fee of five percent (5%) of the payment amount. Payments will be made to the City of Hillsboro, Texas at 214 E. Elm Street, P.O. Box 568 Hillsboro, Texas, 76645, or such address as may be designated from time to time by the Lessor.

II. OCCUPANCY

Lessor warrants and represents to Lessee that it has complete and lawful right to lease the premises, and that upon paying the rents and performing the other terms and conditions, hereof, Lessee shall have quiet and peaceful possession of the premises, subject to Lessee's compliance with the provisions of this Lease Agreement.

Ill. CARE AND MAINTENANCE OF PREMISES

Lessee shall promptly make all repairs and perform all maintenance on the building and parking lot, and shall keep all areas of the property, including the parking lot, in proper condition, repair, and maintenance. Lessee agrees to pay all costs associated with the care and maintenance of

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the  premises.  Failure to  adequately  maintain the premises  shall be deemed a default of the Lease Agreement and shall entitle the Lessor to all remedies stated herein.

IV. ALTERATIONS

Upon written approval of the Lessor, Lessee shall have the right, at its own expense, to make alterations and improvements and to install such fixtures, machinery, and equipment in and about the premises, and to post or attach such signs to the interior and exterior of said premises as Lessee may deem desirable. All alterations, improvements, signs, fixtures (including lights), and machinery which have been or may be installed, placed, and attached in or about the premises by Lessee shall always remain the property of Lessee and upon termination by expiration or otherwise of this lease, or of any renewal thereof, or at any prior time or times, Lessee will, as it desires to do so, be permitted to remove within a reasonable time all or any of said alterations, improvements, signs, fixtures, machinery and equipment so installed, placed, or attached; provided, however, that any damage caused to the premises by reason of such removal shall be repaired by Lessee, and the Lessee shall restore the premises to their original condition.

V. UTILITIES

Lessee hereby agrees to pay for all electricity, gas, water, and other utilities used by Lessee upon the premises.

VI. REAL PROPERTY TAXES AND PERSONAL PROPERTY TAXES

In contemplation of the fact that the lessor is a governmental entity and the real property may be tax exempt, the lessee herein agrees to provide payment in lieu of taxes to all taxing entities for the real property as follows:

     I. 50% of the assessable taxes based on the appraised value of the property for the City of Hillsboro and Hill County.

     II. 100% of the assessable taxes based on the appraised value of the property for all other taxing entities.

During the term of this agreement, Lessee shall make payment in lieu of taxes by January 31 of each year, payable directly to the Lessor at the address in
Section XVI of the agreement.

Lessee agrees to pay when due all taxes and assessments of every nature, kind, and description levied and assessed by the taxing authorities against personal properties, betterments, and improvements contained in the building as the same may become due from time to time during the term of this lease. Lessee hereby certifies that all taxes on such property are current (paid in full as of the date hereof).

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VII. INSURANCE

The Lessee shall, at Lessee's own expense, maintain insurance coverage as set forth below:

General Liability Insurance:
                  Bodily Injury                      $1,000,000 per occurrence
                  Property damage                    $1,000,000 per occurrence
                  Aggregate                          $2,000,000
                  products/completed operations      $2,000,000 aggregate

                  Environmental Liability Coverage   $1,000,000

                  Workers Compensation               Statutory Limits

Standard form fire extended coverage property insurance insuring in an amount of at least $1,000,000 against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all risk").

The Lessee shall not occupy the premises under this Lease Agreement until the Lessee has obtained all the insurance required under this Lease Agreement and such insurance has been approved by the Lessor. All required policies shall name Lessor as an additional insured, except the Worker's Compensation Insurance (as applicable). As proof of the insurance coverage, the Lessee shall furnish to Lessor valid certificates of insurance of the types and limits required herein, prior to occupying the premises. In addition, the required insurance coverage shall contain a provision that coverage afforded under the policies will not be materially changed or canceled without provision of thirty (30) days written notice to Lessor. The insurance requirements shall remain in effect throughout the term of this Lease Agreement.

Concerning insurance to be furnished by the Lessee, it is a condition precedent to the acceptability thereof that:

1. Any policy submitted shall not be subject to limitations, conditions or restrictions deemed inconsistent with the intent of the requirements to be fulfilled by the Lessee;

2. All policies are to be written through companies duly approved to transact that class of insurance in the State of Texas.

The Lessee agrees to the following:

1. The Lessee hereby waives subrogation rights for loss or damage to the extent same are covered by insurance. Insurers shall not have the right to recovery or subrogation against Lessor, it being the intention that the insurance policies shall protect all parties to the Lease Agreement and be primary coverage for all losses covered by the policies;

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2.  Companies  issuing  the  insurance  policies  and the  Lessee  shall have no recourse against Lessor for payment of any premiums, or assessments for any deductible, as all such premiums are the sole responsibility and risk of the Lessee.

3. Approval, disapproval or failure to act by Lessor regarding any insurance supplied by the Lessee shall not relieve Lessee of full responsibility or liability, if any, for damages and accidents as set forth in ,the Lease Agreement. Neither shall the insolvency or denial of liability by the insurance company exonerate the Lessee from liability.

4. Any of the insurance policies required under this section may be written in combination with any of the others, where legally permitted, but none of the specified limits may be lowered thereby.

VIII.  LIABILITY AND INDEMNIFICATION

The Lessee hereby accepts responsibility and liability for the Lessee's employees, agents, sub-contractors, guests or other's use or occupation of the premises contemplated by this Lease Agreement. The Lessee shall be solely and completely responsible for the use and/or occupation of the leased premises. The Lessee herein agrees to comply with the requirements of all applicable laws, rules and regulations and shall exonerate, indemnify and hold the Lessor harmless from any and all liability or damages resulting from failure to do so. In addition, the Lessee agrees to keep, save and hold the Lessor harmless from any and all actions, liabilities, damages, judgments, costs and expenses including reasonable attorneys' fees, in case an action is filed or does in any way accrue against the Lessor, its officials, officers, and employees in consequence of this Lease Agreement or for any act, negligence or omission of the Lessee in the use or occupation of the premises. It is specifically understood and agreed by the Lessee that such indemnity is indemnity by the Lessee to indemnify and protect the Lessor from liability, claims, suits, losses, damages or causes of action due to the Lessee's use of the premises under this Lease Agreement. Lessor shall not be held responsible for and shall be expressly held harmless by Lessee from any and all liability resulting from any injury, loss, or damage to any person or property occurring in or about the lease premises, whether the loss, injury, or damage be to personal property of the Lessee or any other person, except in instances where such loss, injury, or damage is caused by or through the negligence of Lessor, its agents and employees.

IX. HAZARDOUS MATERIALS

Lessee shall defend, indemnify, and hold harmless Lessor from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including, without limitation, attorneys' fees and expenses and remediation costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by, or asserted against Lessor by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the lease premises of any hazardous materials or any hazardous materials contamination, or arise out of or result from the environmental condition of the lease premises or the applicability of any governmental requirements relating to hazardous materials (including, without limitation, CERCLA or any federal, state, or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order, or decree), caused by or within the control of Lessee. The representations, covenants, warranties, and indemnification contained in this paragraph shall survive the term of this lease.

X. PARTIAL OR TOTAL DESTRUCTION OF PREMISES

In the event the premises are hereinafter partially damaged or destroyed or rendered partially unfit for their accustomed use by fire or other casualty insured by fire and extended coverage insurance, then Lessor shall, with insurance proceeds, promptly repair said premises and restore the same to substantially the same condition in which the premises were immediately prior to the occurrence of such damage, but in no event shall Lessor be required to expend any funds other than the insurance proceeds. From and after the date of damage, the rental required to be paid by Lessee to Lessor shall be reduced to that portion of the annual rent which the value of the part of the lease premises not damaged bears to the value of the total premises, such value to be determined as of the date of the damage. The lease term shall be extended to such times as to compensate for the rent abatement.

Lessee shall provide to Lessor a Certificate of Insurance with Lessor as loss payee and with instruction that Lessor will be notified if Lessee fails to pay insurance premiums in a timely manner.

XI. CONDEMNATION

Should the whole or any part of the lease premises be condemned or taken by a competent authority for any public or quasi-public use or purpose, each party shall be entitled to retain, as its own property, any award payable to it. In the event that a single award is made on account of the condemnation, each party will be entitled to take such proportion of said award as may be fair and reasonable. If the whole of the lease premises shall be so condemned or taken, Lessor shall not be liable to Lessee except and as its rights are preserved in this paragraph. In determining such proportion to be divided, the parties will take into account all improvements made by Lessee and the transfer of the real estate to Lessor.

XII. TERMINATION OF LEASE AND DEFAULTS OF LESSEE

1) This lease shall terminate upon expiration of the lease term or if this lease expressly and in writing provides for any option or options, and if any such option is exercised by Lessee, then this lease will terminate at the expiration of the option term or terms. Upon default in the payment of rental herein or upon any other default by Lessee in accordance with the terms and provisions of this lease, this lease may at the option of Lessor be canceled and forfeited. Provided, however, before any such cancellation and forfeiture except as provided in XII(2)

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below,  Lessor shall give Lessee a written  notice  specifying  the default,  or defaults, and stating that this lease will be canceled and forfeited thirty (30) days after the giving of such notice, unless such default, or defaults, are remedied within such grace period. Lessee shall have the right to exercise the option to purchase under XV below during the thirty (30) day grace period.

2) In the event Lessee is adjudicated bankrupt or in the event of a judicial sale or other transfer of Lessee's leasehold interest by reason of any bankruptcy or insolvency proceedings or any other operation of law, and such bankruptcy, judicial sale, or transfer has not been vacated or set aside within thirty (30) days from giving of notice thereof by Lessor to Lessee, then and in any such event, Lessor may, at its option, immediately terminate this lease, re-enter the premises, upon giving thirty (30) days written notice by Lessor to Lessee, all to the extent permitted by applicable law.

3) In (1) and (2) above, waiver as to any default shall not constitute a waiver of any subsequent default or defaults.

4) Acceptance of keys, advertising, and re-renting by Lessor upon the Lessee's default shall be construed only as an effort to mitigate damages by the Lessor, and not as an agreement to terminate this lease.

XIII. RIGHTS OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER

If default shall be made by either party in the performance of, or compliance with, any of the terms, covenants, or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the party aggrieved, in addition to all other remedies now or hereafter provided by law, may, but need not, perform such term, covenant, or condition, or make good such default and any amount advanced shall be repaid forthwith on demand within ten (10) days from the date of said advance.

XIV. ASSIGNABILITY

The Lessee shall not assign, mortgage, or encumber this lease, or sublet or permit the lease premises or any part thereof to be used by others, without the prior written consent of Lessor in each instance. If this lease is assigned, or if the lease premises or any part thereof is sublet or occupied by anybody other than the Lessee and affiliated companies, the Lessor may, after default by the Lessee, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting occupancy, or collection shall be deemed a waiver of this covenant, nor the acceptance of the assignee, subtenant, or occupant as a Lessee, or a release of the Lessee from the further performance by the Lessee of the covenants in this lease. The consent by Lessor to an assignment or subletting shall not be construed to relieve the Lessee from obtaining the consent in writing of the Lessor to any further assignment or subletting. Lessee agrees to forward all payments received from subleasee, if one is approved, to Lessor during the term hereof. Not withstanding the foregoing, Lessee, any merge or consolidate with another entity so long as the surviving entity is bound to the terms of this Lease Agreement.

XV. OPTION TO PURCHASE

At any time after the expiration of five (5) years from the date of this lease, during the lease term or any extension thereof, Lessee is given the option to purchase the leased premises together with all improvements thereon for the unpaid principal lease amount. The Lessee shall exercise this option to purchase by giving to Lessor written notice of its intention to purchase. If this option to purchase is exercised, Lessor shall deliver to Lessee within thirty (30) days after having received such notice a Special Warranty Deed and Lessee shall deliver to Lessor, on the date that the deed is delivered, a cashier's check for the unpaid principal balance of the lease payments. If Lessee has not previously exercised its option to purchase, Lessee's payment of the last payment owed hereunder shall be lessees' exercise of said option. Lessees' obligations to make the rental payments on the lease shall be suspended after Lessee notifies Lessor of its intention to exercise the option to purchase.

XVI. NOTICES

Any notice or communication required or permitted hereunder or under this Lease Agreement shall be in writing, sent certified mail return receipt requested and addressed as follows:

                  To Lessor:        City Manager
                                    City of Hillsboro
                                    214 E. Elm
                                    P.O. Box 568
                                    Hillsboro, Texas 76645

                  To Lessee:        L. B. Foster Company
                                    c/o David Minor
                                    901 N. Highway 77
                                    Hillsboro, Texas 76645

Either party may change the address to which notices are to be sent it by giving the other party written notice of the new address in the manner provided in this section.

XVII. RIGHTS CUMULATIVE

The various rights, powers, options, elections, and remedies of either party provided in this lease shall be construed as cumulative and not one of them is exclusive of the others, or exclusive of any rights, remedies, or priorities allowed either party by law, and shall in one way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied, or undischarged.

XVIII. BENEFITS TO BIND AND BENEFITS OF SUCCESSORS ASSIGNS ETC.

The provisions of this lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

XIX. TEXAS CAPITAL FUND REQUIREMENTS

Lessee is aware that Lessor has acquired funds from the Texas Capital Fund. Any terms or conditions contained in this lease which contradict any of the rules and regulations of Texas Capital Fund shall be void. Lessee acknowledges that Lessee is familiar with the rules and regulations of Texas Capital Fund. Any amendments to the lease agreement shall require prior written approval by the Texas Department of Economic Development. Any change in the total lease amount will result in an adjustment of the monthly lease payment and the calculation of a revised payment schedule.

XX. EQUIPMENT FINANCING

Lessor disclaims any right or interest in certain equipment, whether or not considered to be fixtures, described in Exhibit B hereto (the "Equipment"), which Equipment is subject to a Lease Agreement among GE Capital Public Finance Inc. ("GEPF"), Hillsboro Industrial Development Corporation and Lessee (the "Equipment Lease"). Lessor agrees to give GEPF and its assigns access to the Equipment and the right to store on the premises the Equipment in the event Lessee should default under the Equipment Lease for a period not to exceed 60 days from any lease termination resulting from such default. Lessor agrees to execute documents reasonably requested by Lessee in connection with the provisions of this Article XX herein.

XXI. OPEN MEETINGS ACT COMPLIANCE

This lease has been approved by the City Council of the City of Hillsboro, meeting in an open session on the 5th day of February 2002 and all provisions of the Texas Open Meetings Acts have been complied with by City of Hillsboro.

IN WITNESS WHEREOF, the parties hereunto have executed duplicate originals of this document by their proper officers duly authorized to so act and with the intent to be bound by the terms stated herein.

EXHIBIT A

TRACT 1:

FIELD NOTES for a lot, tract, or parcel of land containing 7.277 acres lying and situated in the J.E. Ross Survey A-150 in Hillsboro, Hill County, Texas. Said land is that certain 7.285 acre tract described in a deed from Spartan Copper, Incorporated to Hillsboro Loan Investors, L. P. a recorded in Volume 864, Page 134 of the official Public Records of Hill County, and is more particularly described by metes and bounds as follows:

BEGINNING at a 1/2' iron rod found in the northwest line of U.S. Highway 77 for the south corner of said 7.285 acre tract, said point being the most easterly corner of a tract described, in a deed to Franklin Industries, Inc. as recorded in Volume 928, Page 772 of the Official Public Records of Hill County;

THENCE: N 44 deg 53 mm 0 sac W 599.95 feet along Franklin's northeast line to a 5/8 iron rod found for corner;

THENCE: N 35 deg 54 mm 0 sec E 94.55 feet and N 50 deg 11 min 15 sec W 82.27 feet and N 31 deg 49 min 30 sec E 259.24 feet along Franklin's line, 5/8 iron rods found at all corners;

THENCE:  S 85 deg 52 mm 0 sec E 369.45  feet to a 1/2  iron  rod set for  corner

THENCE: S 42 deg 37 mm 15 sec E 181.00 feet to a railroad spike found for corner; THENCE: S 21 deg 51 mm 0 sec E 118.04 feet to a railroad spike found for corner in the northwest line of said U.S. Highway 71;

THENCE: Around a curve to the left with radius 2024.86 feet an arc distance of"255.26 feet (Chord: S 26 deg 19 win 30 sec W 255.09 feet) to a 1/2 iron rod set for corner;

THENCE: S 29 deg 7 min 10 sec W 190.88 feet to a 1/2" iron rod set for corner;

THENCE: S 17 deg 26 win 10 sec W 115.00 feet to the point of beginning, containing 7.277 acres of land.

TRACT 2:

FIELD NOTES for a lot, tract, or parcel of land containing 1.356 acres lying and situated in the J.H. Ross Survey A-750 in Hillsboro, Hill County, Texas. Said land is that certain 1.52 acre tract described in a deed from Hillsboro Lake Park Association to Robintech, Inc. as recorded in Volume 486, Page 779 of the Deed Records of Hill County, and in a Quit Claim Deed from Hillsboro Lake Park Association to Robintech, Inc. a recorded in Volume 501, Page 491 of the Deed Records of Hill County. Said land is more particularly described by metes and bounds as follows:

BEGINNING at railroad spike found for the most easterly corner of a tract described in a deed to Hillsboro Loan Investors, L. P. as recorded in Volume 864, Page 134 of the Official Public Records of Hill County;

THENCE: 14 21 deg 51 min 8 sec W 118.04 feet to a railroad spike found for coiner;

THENCE: F-I 42 deg 37 min 15 sec W 181.00 feet to a 1/2" iron rod set for corner;

THENCE:  N 05 deg 52 min 0 sec W 369.45 feet (, a 5/8" iron rod found for corner
;

THENCE: N 30 deg 43 min 0 sec E 99.05 feet to a 1/2" iron rod found for corner;

THENCE: S 80 deg 18 min 55 sec E 299.57 feet and S 68 deg 39 mm 37 sec E 321.05 feet along a fence, 5/8" iron rods found for corners;

THENCE: S 31 deg 57 min 50 sec W 219.12 feet to the point of beginning, containing 1.356 acres of land.

EXHIBIT B

SCHEDULE OF EQUIPMENT AND RENTAL PAYMENTS

Description of Equipment

The following Equipment is the subject of the Lease Agreement dated as of July 1, 2001 among GE Capital Public Finance, Inc. ("Lessor"), Hillsboro Industrial Development Corporation("Issuer") and L. B. Foster Company ("Sublessee"):

Description of Equipment                       Manufacturer or Vendor

JH35-TMI Horizontal design natural gas
made up system                                 Bessam-Air Inc.
Spray system model TMS 0201 8-SP               Finishing Consutlants
Crane running rail                             Konecrances, Inc.
Crane footings                                 CSTC
Batch System                                   Standley Batch Systems, Inc.
Mi-Jack Travelift Model 650C                   Mi-Jack Products
Wagner S-6 Series/33-70 (6)                    Finishing Consultants
Concrete Buckets (3.5 yd)                      M&B Mag Ltd.
Stud welding system-4800-model 101             Nelson Stud Welding
rebar cutter ender electric                    Rod Chomper
Direct contact water heater                    Ludell Manufacturing
Batch controller                               Command Alkron Sales
Vault, forms and tables                        Hamilton Forms
Trunnion Spreader bar                          Hamilton Forms
1 Mud cart and 2 "A" frames                    Gary Fjell snf P.B.
Quality Control Equipment                      Hart/Latimer Associates, Inc.


The Equipment is located at the following address. Prior to the relocation of the Equipment or any portion thereof. Sublessee will provide 30 days prior written to Lessor: 901 N. Highway 77, Hillsboro, Texas